UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):

March 31, 2017 (March 30, 2017)

Commission file number: 001-35653

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8020 Park Lane, Suite 200

Dallas, TX 75231

(Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2017, Sunoco LP, a Delaware limited partnership (the “Partnership”), and Energy Transfer Equity, L.P., a Delaware limited partnership (the “Purchaser”), entered into a Series A Preferred Unit Purchase Agreement (the “Purchase Agreement”), relating to the issue and sale by the Partnership to the Purchaser of 12,000,000 Series A Preferred Units (the “Preferred Units”) representing limited partner interests in the Partnership at a price per Preferred Unit of $25.00 (the “Offering”). The distribution rate for the Preferred Units will be 10.00%, per annum, of the $25.00 liquidation preference per unit (the “Liquidation Preference”) (equal to $2.50 per Preferred Unit per annum) until March 30, 2022, at which point the distribution rate will become a floating rate of 8.00% plus three-month LIBOR of the Liquidation Preference.

The Offering closed on March 30, 2017, and the Partnership received proceeds from the Offering of $300 million, which it intends to use to repay indebtedness under its revolving credit facility. The terms of the Preferred Units are as set forth in Amendment No. 5 to the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated March 30, 2017 (the “Partnership Agreement Amendment”), which is described in Item 5.03 below.

The Purchase Agreement contains customary representations, warranties and agreements of the Partnership and the Purchaser, as well as indemnification obligations of each of the Partnership and the Purchaser. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Offering and the Preferred Units set forth in Item 1.01 and Item 5.03, respectively, of this Current Report on Form 8-K is incorporated herein by reference.

The Preferred Units were issued and sold by the Partnership in a private transaction exempt from registration under Section
4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment, a copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 5.03 regarding the Partnership Agreement Amendment of the Partnership is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the closing of the Offering, on March 30, 2017, the general partner of the Partnership, on behalf of the Partnership, executed the Partnership Agreement Amendment for the purpose of defining the preferences, rights, powers and duties of holders of the Preferred Units.

The Preferred Units rank senior to the Partnership’s common units with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership.

The Preferred Units are entitled to annual cash distributions of 10.00% of the Liquidation Preference for the first five years, and thereafter to a floating rate of 8.00% plus three-month LIBOR of the Liquidation Preference. Holders of the Preferred Units will generally have no voting rights except in certain limited circumstances or as required by law. Distributions on Preferred Units will be cumulative from March 30, 2017, and payable quarterly, in arrears, within sixty (60) days after the end of each quarter, commencing with the quarter ending June 30, 2017.

The Preferred Units are redeemable at any time, and from time to time, in whole or in part, at the Partnership’s option at a price per Preferred Unit equal to the Liquidation Preference plus all accrued and unpaid distributions; provided that, if the Partnership redeems the Preferred Units prior to March 30, 2022, then the Partnership will redeem the Preferred Units at 101% of the Liquidation Preference, plus all accrued and unpaid distributions. The Preferred Units are not entitled to any redemption rights or conversion rights.

Holders of Preferred Units will generally have no voting rights except in certain limited circumstances or as required by law. The terms of the Preferred Units are more fully set forth in the Partnership Agreement Amendment, a copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On March 30, 2017, the Partnership issued a press release relating to the pricing of the offering of the Preferred Units as contemplated under the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

3.1	Amendment No. 5 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP.

10.1	Series A Preferred Unit Purchase Agreement, by and between Sunoco LP and Energy Transfer Equity, L.P., dated as of March 30, 2017.

99.1	Press Release, dated March 30, 2017, announcing the Preferred Unit offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	Sunoco GP LLC, its general partner

Date: March 31, 2017	By:	/s/ Thomas R. Miller
Thomas R. Miller
Chief Financial Officer